Exhibit 5.1
November 1, 2013

Hipcricket, Inc.
4400 Carillon Point
Kirkland, WA 98033

Re:           Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Hipcricket, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 31,037,500 shares of its common stock, $0.0001 par value per share (the "Registered Shares"), which may be sold by the selling stockholders named in the prospectus included in the Registration Statement.  The Registered Shares consist of (i) 23,875,000 shares of common stock of the Company (the “Outstanding Shares”) issued pursuant to the Securities Purchase Agreement dated October 3, 2013, by and among the Company and the purchasers named in the signature pages thereto (the "Purchase Agreement"), and (ii) 7,162,500 shares of common stock of the Company  (the "Warrant Shares") issuable upon exercise of warrants (the "Warrants") issued pursuant to the Purchase Agreement.

We have examined the Registration Statement, the Purchase Agreement, the form of Warrants, and the Company’s Amended and Restated Certificate of Incorporation, as amended, and Restated Bylaws, as amended, each as in effect on the date hereof, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

On the basis of the foregoing, we are of the opinion that:

1.           the Registered Shares have been duly authorized;

2.           the Outstanding Shares have been validly issued and are fully paid and nonassessable; and

3.           the Warrant Shares, when issued upon due and proper exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

Our opinion is limited to the laws of the State of Washington, the Delaware General Corporation Law and the federal laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the related Prospectus.  In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours, /s/ Perkins Coie LLP Perkins Coie LLP